As filed with the U.S. Securities and Exchange Commission on May 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BBB Foods Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560 +52 (55) 1102 1202
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc. 122 E 42nd Street, 18th floor New York, New York 10168 +1 (800) 221‑0102
(Name, address, and telephone number, including area code, of agent for service)

With copies to:
S. Todd Crider Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

BBB Foods Inc.

(Incorporated in the British Virgin Islands)

Class A Common Shares

We may, at any time and from time to time, in one or more offerings, offer and sell our Class A common shares with no par value (“Class A common shares”). In addition, from time to time, the selling shareholders to be named in a supplement to this prospectus may offer and sell the Class A common shares held by them. The selling shareholders may sell the Class A common shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.

The Class A common shares may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the Class A common shares, their compensation and any options to purchase additional Class A common shares granted to them will be described in a supplement to this prospectus. For a more complete description of the plan of distribution of the Class A common shares, see “Plan of Distribution.”

This prospectus describes some of the general terms that may apply to an offering of Class A common shares. We and the selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. To the extent a supplement to this prospectus is inconsistent with this prospectus, information in this prospectus is superseded by the information in such supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any Class A common shares.

The Class A common shares are currently listed on the New York Stock Exchange under the symbol “TBBB.”

Investments in the Class A common shares involve risks. You should carefully consider the risks and uncertainties discussed under “Risk Factors” beginning on page 6 of this prospectus and any risks and uncertainties described in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our Class A common shares.

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved the Class A common shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The Class A common shares are not being offered in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date thereof.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus or any accompanying prospectus supplement to “Tiendas 3B,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to BBB Foods Inc., together with its consolidated subsidiaries.

References in this prospectus or any accompanying prospectus supplement to the terms “U.S. dollars” or “US$” are to U.S. dollars, the official currency of the United States.

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About This Prospectus

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we or any selling shareholders named in a supplement to this prospectus may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and the applicable prospectus supplement and any documents incorporated by reference herein and therein. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

We and the selling shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell Class A common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, strategies, financial condition, results of operations, cash flows and prospects may have changed materially since then.

Where You Can Find More Information

BBB Foods Inc. has filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy the reports and other information to be filed with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may request a copy of our SEC filings, at no cost, by contacting us at our principal executive office, which is located at Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560. Our telephone number at our principal executive offices is +52 (55) 1102 1202. Investors should contact us for any inquiries through the address and telephone number of our principal executive office.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents or information that we have filed with the SEC:

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our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 2, 2026, as amended by Amendment No. 1 on Form 20-F/A, filed with the SEC on May 21, 2026 (taken together, our “2025 Annual Report”) (SEC File No. 001-41954);
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our report on Form 6-K, filed with the SEC on April 29, 2026, containing a summary of the results of our annual meeting held on April 29, 2026;
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the description of Class A common shares set forth in our Registration Statement on Form 8-A filed with the SEC on February 8, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.1 to our 2025 Annual Report;
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any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the Class A common shares offered by this prospectus; and
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any future reports on Form 6-K that we file with, or furnish to, the SEC after the date of this prospectus and prior to the termination of the offering of Class A common shares offered by this prospectus that are identified in such reports as being incorporated by reference in this Registration Statement on Form F-3.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement or incorporated by reference at a subsequent date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement other than as set forth herein. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to: BBB Foods Inc., Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560, Tel: +52 (55) 1102 1202.

Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of the Class A common shares. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations in connection with:

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economic factors reducing our customers’ spending, impairing our ability to execute our strategies and initiatives, and increasing our costs and expenses, resulting in materially decreased sales or profitability;
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failure to achieve or sustain our strategies and initiatives, including those relating to store openings, sourcing and supplier relationships, private label product development and cost initiatives, inventory management, supply chain, store operations, expense reduction and technology;
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risks associated with our private label products, including, but not limited to, our level of success in improving their margins;
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our ability to successfully identify, lease, obtain permits for and adapt real estate spaces for stores and distribution centers;
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our ability to renew our existing leases on terms that are not detrimental to us;
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competitive pressures and changes in the business environment and the geographic and product markets where we operate, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;
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our failure to attract, train and retain qualified employees while controlling labor costs and other labor issues;
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our loss of key personnel, including regional management, or inability to hire additional qualified personnel;
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sustainability of negative levels of working capital;
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product liability, product recall or other product safety or labeling claims;
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risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade;
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failure to successfully manage inventory balances;
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a significant disruption to our distribution network, the capacity of our distribution centers or the timely receipt of inventory, or delays in constructing or opening new distribution centers;

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damage or interruption to our information systems as a result of external factors, staffing shortages or challenges in maintaining or updating our existing technology or developing or implementing new technology;
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failure to maintain the security of our business, customer, employee or vendor information or to comply with privacy laws;
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the impact of changes in or noncompliance with laws and governmental regulations and requirements (including, but not limited to, those relating to environmental compliance, product and food safety or labeling, information security and privacy, labor and employment, employee wages, and those governing the sale of products, as well as tax laws, the interpretation of existing tax laws, or our failure to sustain our reporting positions, in each case negatively affecting our tax rate) and developments in or outcomes of private actions, class actions, multi-district litigation, arbitrations, derivative actions, administrative proceedings, regulatory actions or other litigation;
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incurrence of material uninsured losses, excessive insurance costs or accident costs;
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deterioration in market conditions, including market disruptions, limited liquidity and interest rate fluctuations, or changes in our credit profile;
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risks related to public health crises, including, but not limited to, the effects on our supply chain, distribution network, store and distribution center growth or customers’ spending patterns;
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natural disasters, unusual weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises, acts of violence or terrorism, and global political events;
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changes to, or withdrawals from, free trade agreements, including the United States-Mexico-Canada Agreement to which Mexico is a party;
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geopolitical tensions, armed conflicts, sanctions and other measures affecting cross-border commerce, and a deterioration in relations between Mexico and its principal trading partners; and
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other risk factors discussed under “Risk Factors” included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent annual report on Form 20-F.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor any selling shareholders undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements. You are advised to consult any additional disclosures we have made or will make in our reports to the SEC on Form 20-F and on Form 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

Risk Factors

Any investment in the Class A common shares involves a high degree of risk. Before purchasing any Class A common shares, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any accompanying prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in any accompanying prospectus supplement. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of Class A common shares.

We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the Class A common shares to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the Class A common shares described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers with operations in emerging market countries such as Mexico involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

BBB Foods Inc.

We are pioneers and leaders of the grocery hard discount model in Mexico and one of the fastest growing retailers in the country as measured by our sales and store growth rates. The 3B name, which references “Bueno, Bonito y Barato” – a Mexican saying which translates to “Good, Nice and Affordable”– summarizes our mission of offering irresistible value to budget savvy consumers through great quality products at bargain prices.

Our business model is simple yet disruptive: we offer a limited assortment of products that cover the daily grocery needs of our clients. We price our products to offer what is generally market-leading value for money: the lowest sustainable price in the market for a given quality. Our stores also offer convenience, since they are generally located within central neighborhoods that allow for daily visits and minimize transportation needs for our customers. Our customers visit us on average three to four times per week to fulfill one or two days of groceries.

Our product range consists of approximately 850 to 900 SKUs of branded and private label products and an assortment of spot products:

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Branded products are well known national and international brand label goods that we offer at the lowest sustainable price in the market to attract customers and drive traffic.
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Private label products are products that we have developed ourselves and which we believe are of comparable or better quality than the equivalent branded alternative offered at our stores.
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Spot products are quality food and non-food products that we offer in addition to our regularly stocked products. These are offered in limited amounts and offer exceptional value. The selection changes every two weeks on average.

Our stores serve low-to-middle income households. We believe that our business model, which focuses on both value and convenience, allows us to serve our target market better than incumbent competitors and maintain real and sustainable competitive advantages.

We are able to benefit from a virtuous cycle, where the ever-increasing scale of our purchases per SKU allows us to negotiate increasingly lower prices with our suppliers and, in turn, we are able to transfer those savings to our customers, therefore increasing customer loyalty and our sales.

The Tiendas 3B business model is highly efficient, allowing us to operate with gross margins that are lower than those of leading grocery retailers in Mexico, based on publicly available information. The strength of our model is underpinned by our limited product assortment, our decentralized organization, and our culture that values efficiency and simplicity. Efficiency translates into savings that can be passed on to our customers.

We were incorporated on July 9, 2004 under the laws of the British Virgin Islands with company number 605635. Our principal executive offices are located at Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560. Our registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola VG1110, British Virgin Islands. Our website is www.tiendas3b.com and our investor relations website is https://www.investortiendas3b.com/. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part and does not form part of this prospectus, and you should not consider such information in deciding whether to invest in Class A common shares.

Use of Proceeds

We intend to use the proceeds from the sale of the Class A common shares offered by us as set forth in the applicable prospectus supplement.

In the case of a secondary offering of Class A common shares, we will not receive any of the proceeds of the sale by any selling shareholders of the Class A common shares covered by this prospectus.

Description of Share Capital

General

BBB Foods Inc. is a company incorporated in the British Virgin Islands as a business company limited by shares and our affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, and by the provisions of applicable British Virgin Islands law, including the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Companies Act”) and regulations made thereunder.

Our company number in the British Virgin Islands is 605635. As provided in our memorandum and articles of association, subject to British Virgin Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction and, for such purposes, full rights, powers and privileges. Our registered office is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola VG1110, British Virgin Islands.

The transfer agent and registrar for the Class A common shares, Class B common shares and Class C common shares is Computershare Trust Company, N.A., which maintains the register of shareholders for each class of our shares in New York, New York.

The following is a summary of the material provisions of our shares and our memorandum and articles of association. The following is not a summary of all of the significant provisions of our memorandum and articles of association, of the Companies Act or of the laws of the British Virgin Islands and does not purport to be complete. Reference is made to our memorandum and articles of association filed as Exhibit 1.1 to our 2025 Annual Report and to “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report.

Class A Common Shares

Holders of Class A common shares may freely hold and vote their shares. The following summarizes the rights of holders of the Class A common shares:

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each holder of Class A common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;
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holders of Class A common shares vote together with holders of Class B common shares and Class C common shares as a single class, subject to certain exceptions described below;
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there are no cumulative voting rights;
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holders of Class A common shares are entitled to dividends and other distributions, pari passu with our Class B common shares and Class C common shares, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to our memorandum and articles of association, all dividends unclaimed for three years after having been declared may be forfeited by a resolution of directors for the benefit of the Company; and
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upon our liquidation, dissolution or winding up, the holders of Class A common shares will be entitled to share ratably, pari passu with our Class B common shares and Class C common shares, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

Class B Common Shares

All of our Class B common shares are owned or controlled, directly or indirectly, by our principal shareholder. Holders of our Class B common shares may freely hold and vote their shares.

The following summarizes the rights of holders of our Class B common shares and certain restrictions applicable thereto:

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each holder of Class B common shares is entitled to 15 votes per share on all matters to be voted on by shareholders generally, including the election of directors;
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holders of Class B common shares vote together with holders of Class A common shares and Class C common shares as a single class, subject to certain exceptions described below;
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Class B common shares may not be listed on any U.S. or foreign national or regional securities exchange or market;
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there are no cumulative voting rights;
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the holders of our Class B common shares are entitled to dividends and other distributions, pari passu with Class A common shares and Class C common shares, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to our memorandum and articles of association, all dividends unclaimed for three years after having been declared may be forfeited by a resolution of directors for the benefit of the Company;
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upon our liquidation, dissolution or winding up, the holders of Class B common shares will be entitled to share ratably, pari passu with our Class A common shares and Class C common shares, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities;
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the holders of Class B common shares have preemptive rights in connection with the issuance of any securities by us, including in the event that additional Class A common shares are issued in order to maintain their proportional ownership and voting interest, except for certain issuances of securities by us, including (i) pursuant to any employee compensation plans; (ii) as consideration for (a) any merger, consolidation or purchase of assets or (b) recapitalization or reorganization; (iii) in connection with a pro rata division of shares or dividend in specie or distribution; or (iv) pursuant to any shareholder rights plan, and holders of our Class B common shares are not entitled to the benefits of any redemption or sinking fund provisions;
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in addition to restrictions on sales and dispositions in our memorandum and articles of association, the holders of the Class B common shares may not directly or indirectly offer, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class B common shares (or grant or enter into any option, warrant, convertible security, hedging arrangement or other transaction relating thereto), for a period that commenced on the date of expiry of the 180-day initial lock-up period following our initial public offering (our “IPO”) and will end 24 months after such date (August 6, 2026) (the “Liquidity Lock-Up Period”), except for certain permitted transfers described in our memorandum and articles of association, including:
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transfers permitted by the restrictions on sales and dispositions in our memorandum and articles of association relating to our IPO;
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transfers that are bona fide gifts, transfers to any trust or vehicle for the direct or indirect benefit of the holders of the Class B common shares or their immediate family, transfers to affiliates, or transfers or distributions to another person that is a partner, member, shareholder or holder of similar equity interests of the holders of the Class B common shares; provided that such transferees continue to be bound by the same transfer restrictions during the Liquidity Lock-Up Period;
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transfers following the consummation of our IPO pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s issued shares involving a “change of control” (meaning a change in the Company’s ownership of not less than 90%) that has been approved by the board of directors; provided that should such a transaction not be completed, the transfer restrictions will continue to apply; and

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pledges of Class B common shares; or sales of Class B common shares pursuant to piggy-back or demand registration rights, in accordance with customary registration rights provisions, subject to a limit of no more than two registrations per year and a minimum registration amount of US$100 million; and
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each Class B common share will convert automatically into one Class A common share (i) upon sale into the public market; (ii) upon any transfer, whether or not for value (except for certain permitted transfers described in our memorandum and articles of association, including transfers to and between trusts or other vehicles solely for the benefit of our principal shareholder, its affiliates and/or members of the immediate family of Mr. Hatoum, its direct and indirect shareholders and partnerships, corporations and other entities exclusively owned by our principal shareholder, its affiliates and/or members of the immediate family of Mr. Hatoum); and (iii) at such time as the number of issued and outstanding Class B common shares represents less than 1.0% of the aggregate number of the aggregate common shares of the Company then outstanding. A Class B common share will convert automatically into one Class C common share upon foreclosure or enforcement of any pledge over the Class B common shares. Following the expiry of the Liquidity Lock-Up Period, a holder of Class B common shares may also at any time elect to convert a Class B common share into one Class A common share by delivering a conversion notice to the Company.

Class C Common Shares

Holders of our Class C common shares may freely hold and vote their shares. The following summarizes the rights of holders of our Class C common shares and certain restrictions applicable thereto:

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each holder of Class C common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;
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holders of Class C common shares vote together with holders of Class A common shares and Class B common shares as a single class, subject to certain exceptions described below;
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there are no cumulative voting rights;
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holders of our Class C common shares are entitled to dividends and other distributions, pari passu with our Class A common shares and Class B common shares, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to our memorandum and articles of association, all dividends unclaimed for three years after having been declared may be forfeited by a resolution of directors for the benefit of the Company;
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upon our liquidation, dissolution or winding up, the holders of Class C common shares will be entitled to share ratably, pari passu with our Class A common shares and Class B common shares, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities;
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in addition to restrictions on sales and dispositions in our memorandum and articles of association described below, the holders of the Class C common shares may not directly or indirectly offer, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class C common shares (or grant or enter into any option, warrant, convertible security, hedging arrangement or other transaction relating thereto) during the Liquidity Lock-up Period, except for certain permitted transfers described in our memorandum and articles of association, including:
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transfers permitted by the restrictions on sales and dispositions in our memorandum and articles of association relating to our IPO;
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pledges of Class C common shares;
o
transfers that are bona fide gifts, transfers to any trust or vehicle for the direct or indirect benefit of the holders of the Class C common shares or their immediate families, transfers that occur (a) as a result of the operation of law or (b) by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that in each such case the transferees continue to be bound by the same transfer restrictions during the Liquidity Lock-Up Period;
o
if the holder of Class C common shares is an entity, transfers to affiliates and transfers or distributions to another person that is a partner, member, shareholder or holder of similar equity interests in such entity; provided that in each such case the transferees continue to be bound by the same transfer restrictions during the Liquidity Lock-Up Period;
o
transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s issued shares involving a “change of control” (meaning a change in the Company’s ownership of not less than 90%) that has been approved by the board of directors; provided that should such a transaction not be completed, the transfer restrictions will continue to apply;
o
sales of Class C common shares pursuant to piggy-back or demand registration rights, in accordance with customary registration rights provisions, subject to a limit of no more than two registrations per year and a minimum registration amount of US$100 million or transfers of Class C common shares to another holder of Class C common shares; and
•
each Class C common share will convert automatically into one Class A common share upon (i) sale into the public market; (ii) certain transfers permitted during the Liquidity Lock-Up Period (including “change of control” transactions and piggy-back or registration rights sales described above); and (iii) upon expiry of the Liquidity Lock-Up Period. Any Class C common shares that remain outstanding (but not, for the avoidance of doubt, Class B common shares) shall immediately and automatically convert into Class A common shares upon the expiry of the Liquidity Lock-Up Period. In addition, our articles of association permit the conversion of Class C common shares into Class A common shares upon the affirmative vote of holders representing at least 75% of the votes of the Class B common shares and Class C common shares voting as a single class.

Holders of Class A common shares will vote together with holders of Class B common shares and Class C common shares as a single class. However, in certain circumstances described in our memorandum and articles of association each class of common shares would vote separately, including if a change was proposed to the rights attaching to that class of shares in a manner that did not equally affect the other classes of common shares.

Lock-up Provisions of Our Memorandum and Articles of Association

In addition to restrictions on sales and dispositions relating to our IPO described in our memorandum and articles of association, the Liquidity Lock-Up Period is in force for a period commenced on the date of expiry of the 180-day initial lock-up period and ending 24 months after such date (August 6, 2026), during which time the holders of Class B common shares and Class C common shares may not directly or indirectly offer, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class B common shares or Class C common shares (or grant or enter into any option, warrant, convertible security, hedging arrangement or other transaction relating thereto), except for certain permitted transfers described in our memorandum and articles of association.

Registration Rights

For the duration of the Liquidity Lock-Up Period, our memorandum and articles of association grant holders of our Class B common shares and Class C common shares customary registration rights for the resale of the Class A common shares into which the Class B common shares and Class C common shares held by them are convertible. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. Class A common shares covered by a registration statement will be eligible for sales in the public market upon the expiration, or their release from the terms of, the lock-up provisions of our memorandum and articles of association described above and under “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report. Any sales of Class A common shares by these shareholders could have a material adverse effect on the trading price of our Class A common shares.

Preferred Shares

Our board of directors may resolve to amend our memorandum and articles of association by resolution of directors to authorize us to issue one or more new classes of preferred shares and may determine the rights, privileges, restrictions and conditions attaching to each such class of preferred shares (which may be more favorable than those attaching to the common shares), as the board of directors may determine in its sole and absolute discretion, including without limitation:

•
the number of shares constituting the additional class of preferred shares;
•
the dividend and other distribution rights of the class of preferred shares (which may be payable in preference to, or in relation to, the dividends payable on our common shares or any other class or classes of shares);
•
whether the class of preferred shares shall have voting rights and, if so, whether they shall vote separately or together as a single class with the common shares and/or any other class of shares;
•
whether the class of preferred shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange;
•
whether the class of preferred shares shall impose conditions and restrictions upon the business and affairs of the Company and/or any of its subsidiaries or the right to approve and/or veto certain matters and/or to appoint and/or remove one or more directors of the Company; and
•
the rights of the preferred shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the common shares or any other class or classes of shares.

Shareholders’ Meetings and Consents

The following summarizes certain relevant provisions of British Virgin Islands laws and our memorandum and articles of association in relation to our shareholders’ meetings:

•
our memorandum and articles of association contemplate two types of shareholders’ meetings, namely:
o
an annual meeting of shareholders (each an “annual meeting”); and
o
any meeting of shareholders which is not an annual meeting (each a “special meeting”);
•
only the board of directors may convene an annual meeting. The first annual meeting following our IPO took place on April 29, 2025 and the second annual meeting took place on April 29, 2026; an annual meeting shall be held in each future calendar year. All annual meetings shall be held at such date, time and place, either within or outside the British Virgin Islands, and may be held virtually, as shall be determined from time to time by the board of directors. The business of an annual meeting shall be the election and re-election of directors for those board seats whose terms expire at such meeting and any other items of business proposed by the board of directors and/or otherwise duly proposed by eligible shareholders in accordance with our memorandum and articles of association;
•
special meetings may be called by: (i) the Chief Executive Officer; (ii) the Chairman of the board of directors; (iii) the majority of the board of directors; or (iv) the shareholders entitled to exercise at least 30% of the outstanding voting rights in respect of the matter for which the meeting is requested. A special meeting may be held at such date, time and place, within or outside the British Virgin Islands, as shall be stated in the notice of the meeting;
•
director elections and re-elections by shareholders may occur only at annual meetings (not special meetings) and then only in respect of those board seats whose terms expire at such meeting.

Nominations of persons for election or re-election as directors of the Company at an annual meeting may only be made by (i) the board of directors; or (ii) any shareholder (or shareholders collectively) holding not less than 5% of the voting rights that may be exercised at the annual meeting entitled to attend and vote at such meeting, provided the various restrictions, conditions and provision of information and other procedural requirements set out in our memorandum and articles of association have been met by the nominating shareholders. The board of directors will also retain discretion to veto inappropriate candidates nominated by shareholders for election as a director in certain enumerated circumstances, including (a) where the candidate is not qualified, does not have the necessary experience, has a conflict of interest, is on the board of directors of a competitor or is otherwise unsuitable or unfit for office; and (b) where an appointment may adversely affect the Company’s (and/or its subsidiaries’ respective) reputation or business; or would result in the Company not having the required number of independent directors for its audit committee; or would result in the Company losing its “foreign private issuer” status;
•
written notice of any shareholder meeting shall be given to each shareholder entitled to vote at such meeting and each director not fewer than 10 nor more than 120 days before the date of the meeting. The inadvertent failure or accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the shareholder meeting or the proceedings at that meeting. A meeting of shareholders held in contravention of such notice requirements is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall be deemed to constitute waiver on his part;
•
a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;
•
a meeting of shareholders is duly constituted and quorate if, at the commencement of the meeting, there are present in person or by proxy holders of not less than 30% of the votes of the shares entitled to vote on the resolutions to be considered at the meeting;
•
if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall be adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than 30% of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken;
•
a resolution of shareholders is valid if approved at a duly convened and constituted meeting of shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted (although approval of certain matters, including removal of directors without cause, certain amendments to our constitution without the consent of our board of directors and a voluntary liquidation require a special resolution of shareholders approved by not less than two-thirds of the votes of the shares entitled to vote thereon); and
•
in addition, in order to nominate candidates for election as a director at an annual meeting or propose topics for consideration at an annual meeting or special meeting of shareholders, shareholders must notify the Company in writing prior to the meeting at which directors are to be elected or the proposals are to be acted upon, and such notice must contain the documentation and information specified in our memorandum and articles of association. To be timely, notice with respect to an annual meeting of shareholders must be received by not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided that if the Company did not have an annual meeting the preceding year not later than the close of business on February 1 of the calendar year in which the annual meeting is to be held or such other date notified to shareholders by the board of directors). In the case of any business or other matter to be considered at a special meeting of shareholders, notice of such business or other matter must be included with the original requisition notice. Various other restrictions, conditions and provision of information and other procedural requirements set out in our memorandum and articles of association shall also apply. Such advance notice requirements and other provisions may preclude or limit the ability of shareholders to nominate candidates for election as a director or propose topics for consideration at a meeting of shareholders.

Service of Process and Enforcement of Civil Liabilities

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

A majority of our directors and officers, as well as certain of the experts named herein, reside outside of the United States. Substantially all of the assets of such non-resident persons and substantially all of our assets are located outside the United States and several of such directors and officers reside in Mexico. As a result, it may not be possible for investors to effect service of process outside Mexico upon such directors or officers, or to enforce against us or such parties in courts outside Mexico, judgments predicated solely upon the civil liability provisions of the federal securities laws of the United States or other non-Mexican regulations, as applicable. Based on the opinion of our special Mexican counsel, there is doubt as to the enforceability in Mexican courts, in original actions or in actions for enforcement of judgments obtained in courts of jurisdictions outside Mexico, including the United States, of civil liabilities arising under the laws of any jurisdiction outside Mexico, including any judgment predicated solely upon United States federal or state securities laws. We have been advised by our special Mexican counsel that no treaty is currently in effect between the United States and Mexico that covers the reciprocal enforcement of foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of a United States judgment to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público), among other requirements set forth under Mexican law, have been complied with, without reviewing the merits of the subject matter of the case.

We have been advised by Conyers Dill & Pearman, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the courts of the British Virgin Islands under British Virgin Islands common law and should be enforceable provided that in respect of the U.S. judgment:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;
•
the judgment given by the U.S. court was not in respect of multiple damages, penalties, taxes, fines or similar fiscal or revenue obligations of the Company;
•
in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
•
recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy of the British Virgin Islands;
•
no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;
•
the proceedings pursuant to which judgment were obtained did not contravene the rules of natural justice of the British Virgin Islands; and

•
there is due compliance with the correct procedures under the laws of the British Virgin Islands.

Taxation

Material tax consequences relating to the purchase, ownership and disposition of the Class A common shares offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those Class A common shares.

Selling Shareholders

Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the Class A common shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A common shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the Class A common shares held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of Class A common shares beneficially owned by such selling shareholder and the number of Class A common shares such selling shareholders are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

Plan of Distribution

At the time of offering any Class A common shares, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those Class A common shares.

Each prospectus supplement with respect to Class A common shares will set forth the terms of the offering of those Class A common shares, including the name or names of any underwriters or agents, the price of such Class A common shares and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those Class A common shares may be listed.

We and any selling shareholder may sell the Class A common shares:

•
through agents;
•
to or through underwriters or dealers;
•
directly to purchasers; or
•
through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the Class A common shares are listed will be described in the applicable prospectus supplement.

Underwriters

If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire Class A common shares for their own account and may resell the Class A common shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase Class A common shares apply, and the underwriters will be obligated to purchase all of the Class A common shares contemplated in an offering if they purchase any of such Class A common shares. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell Class A common shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A common shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Class A common shares covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use Class A common shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Class A common shares short using this prospectus and deliver Class A common shares covered by this prospectus to close out such short positions, or loan or pledge Class A common shares to financial institutions that in turn may sell the Class A common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the Class A common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the Class A common shares from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the Class A common shares from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common shares. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the Class A common shares in the open market.

Dealers

If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell Class A common shares to the dealers as principals. The dealers may then resell the Class A common shares to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling shareholders may sell Class A common shares directly or through agents that we or the selling shareholders designate. The prospectus supplement will name any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase Class A common shares. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the Class A common shares that they may sell. These institutional investors include (i) commercial and savings banks; (ii) insurance companies; (iii) pension funds; (iv) investment companies; (v) educational and charitable institutions; and (vi) other similar institutions as we or any selling shareholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular Class A common shares cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for the Company by Simpson Thacher & Bartlett LLP. Certain matters of Mexican law will be passed upon for the Company by Greenberg Traurig S.C. The validity of the Class A common shares offered pursuant to this prospectus and other legal matters as to British Virgin Islands law will be passed upon for the Company by Conyers Dill & Pearman. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Fiduciary duties are owed to the Company and, under British Virgin Islands law (and as further provided by our memorandum and articles of association), our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their fiduciary duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

Our memorandum and articles of association provide that we shall indemnify any of our directors, officers or anyone serving at our request as a director or officer of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceeding or suits; provided that such indemnification shall not apply unless the person claiming such indemnification acted honestly and in good faith and in what he or she believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the director or officer is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9. Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement for Class A common shares.
5.1	Opinion of Conyers Dill & Pearman, British Virgin Islands legal counsel of the Registrant.
23.1	Consent of Conyers Dill & Pearman, British Virgin Islands legal counsel of the Registrant (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers, S.C.
24.1	Powers of Attorney (included on signature page to the registration statement).
107.1	Filing Fee Table

* To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on May 27, 2026.

BBB FOODS INC.
By:	/s/ K. Anthony Hatoum
Name: K. Anthony Hatoum
Title: Chief Executive Officer

By:	/s/ Eduardo Pizzuto Espinosa
Name: Eduardo Pizzuto Espinosa
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Anthony Hatoum and Eduardo Pizzuto Espinosa and each of them, individually, as their attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendment or post-effective amendment to this registration statement on Form F-3, including, without limitation, any additional registration statement filed pursuant to Rule 462 under the U.S. Securities Act of 1933, as amended, with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ K. Anthony Hatoum	Chief Executive Officer and Chairman of the Board of Directors	May 27, 2026
K. Anthony Hatoum

/s/ Eduardo Pizzuto Espinosa	Chief Financial Officer	May 27, 2026
Eduardo Pizzuto Espinosa

/s/ Nicole Reich	Director	May 27, 2026
Nicole Reich

/s/ Dennis Stevens	Director	May 27, 2026
Dennis Stevens

/s/ Angela Bakker-Lee	Director	May 27, 2026
Angela Bakker-Lee

/s/ Alexander Fuster	Director	May 27, 2026
Alexander Fuster

/s/ Juan Pablo Cappello	Director	May 27, 2026
Juan Pablo Cappello

/s/ Sami Khouri	Director	May 27, 2026
Sami Khouri

/s/ Halil Erdogmus	Director	May 27, 2026
Halil Erdogmus

/s/ Stephanie Martinez	Director	May 27, 2026
Stephanie Martinez

/s/ Colleen A. De Vries	Cogency Global Inc. Authorized Representative in the United States	May 27, 2026
Colleen A. De Vries